Exhibit 10.45

MEMORANDUM
OF
TENANCY

Biopolis
(Office I Retail)

EASEMENTS. RIGHTS AND PRIVILEGES

A
The full right and liberty for the Tenant and the persons authorised by him (in common with all other persons entitled to the like right), at all times, by day or night to go, pass and repass over and along the main entrance of the Building and the common passageways, landings and stairways and to use the lifts PROVIDED THAT the Tenant shall not cause or permit any obstruction to the common passageways, landings, stairways and other common parts of and accesses to the Building.

B
The free and uninterrupted passage and running of water, electricity and gaseous products from and to the Premises through the sewers, drains, water-courses, channels, pipes, shafts, flues, cables and wires which now are or may at any time during the Term be in, under or passing through the Building.

C	The right of support and protection for the benefit of the Premises as is now enjoyed from the other premises and all other parts of the Building.

EXCEPTIONS  AND RESERVATIONS

BUT RESERVING unto the Landlord and all others to whom the Landlord has granted or may grant :

D	The easements, rights and privileges over, along and through the Premises equivalent to those above.

E	All other easements, ancillary rights and obligations as are or may be implied by the Land Titles Act.

F	The free and uninterrupted passage and running of telecommunication facilities from, through and to the Premises.

G	The right of support and protection for the benefit of the other premises and all other parts of the Building as is now enjoyed from the Premises.

H
The right to develop, redevelop, erect, alter or in any way deal with or use or let the Building or any other part of Biopolis in such manner as shall be approved by the Landlord, the superior lessor or the Authorities notwithstanding that the access of light or air or any easement granted or appertaining to or enjoyed with the Premises may be obstructed or interfered with or that the Tenant might otherwise be entitled to object.

COVENANTS AND CONDITIONS

1.1	The following expressions shall have the following meanings :			Definitions

	(a)	“Air-Conditioning Charge”	As defined in the Tenancy.

	(b)	“Authorities”	All relevant governmental and statutory authorities.

	(c)	“Biopolis”
The estate in which the Building is situated and of which it forms a part, including but not limited to the Carpark, compounds, grounds, gardens, bin centres, structures, other buildings and drains, cables and pipes above or below ground in the estate.

	(d)	“Building”	The building in which the Premises is situated and of which it forms a part, including but not limited to the common parts and other premises in the building.

	(e)	“Carpark”	All parking lots, driveways, roads, ramps and loading bays, whether within or outside any building, in Biopolis.

	(f)	“Commencement Date”	As defined in the Tenancy.

	(g)	“Law”	All laws, statutes, legislation, by-laws, rules, orders or regulations now or hereafter in force.

	(h)	“Landlord”	The Jurong Town Corporation (also known as “JTC Corporation”) incorporated under the Jurong Town Corporation Act, its successors-in-title, and assigns.

	(i)	“Premises”	As defined in the Tenancy.

	(j)	“Rent”	As defined in the Tenancy.

	(k)	“Service Charge”	As defined in the Tenancy.

	(l)	“Tenant”	The Tenant as defined in the Tenancy and includes his personal representatives, successors-in-title, and permitted assigns (if any).

	(m)	“Tenancy”	The tenancy offer made by the Landlord to the Tenant in respect of the Premises and duly accepted by the Tenant.

	(n)	“Tenant’s Obligations”	Covenants, conditions, terms, stipulations and obligations to be observed or performed by the Tenant.

	(o)	“Term”	As defined in the Tenancy.

1.2	Unless the context otherwise requires :			Interpretation

	(a)	words importing the singular include the plural and vice versa;

	(b)	words importing the masculine gender include the feminine gender and vice versa;

	(c)	the expression “person” includes a body corporate;

	(d)	reference to a specific Act of Singapore shall include any amendment, revision or replacement made to it from time to time;

	(e)	where the Tenant consists of two or more persons all Tenant’s Obligations shall be deemed to be binding on such persons jointly and severally;

	(f)	all marginal notes are for ease of reference only and shall not be taken into account in the construction or interpretation of the clause or paragraph to which they refer.

2	The Tenant covenants with the Landlord as follows :			Tenant’s Covenants

2.1
To pay without demand and without deduction the Rent, Service Charge, Air-Conditioning Charge and all other sums charged or imposed upon the Premises or the Tenant by the Landlord in accordance with the Tenancy PROVIDED THAT:
Rent & Service Charge

	(a)	the Landlord shall be at liberty from time to time to revise the amount of Service Charge and/or Air-Conditioning Charge upon giving a written notice to the Tenant; and

	(b)	the revised Service Charge and/or Air-Conditioning Charge shall be payable from the date specified in the said notice.

2.2
To pay interest (“Interest”) at the rate of 8.5% per annum on any outstanding amount due and payable under the Tenancy from the due dates until payment in full is accepted by the Landlord PROVIDED THAT:
Interest

	(a)	the Landlord may revise the Interest to a higher rate from time to time at its absolute discretion; and

	(b)	if the Landlord shall refuse to accept the tender of the outstanding amount because of any breach of the Tenant’s Obligations, the Interest shall nevertheless remain due and payable.

2.3
To pay the Landlord any increase in property tax, which may be imposed whether by way of an increase in the annual value or an increase in the rate per centum, in the proportion attributable to the Premises as determined by the Landlord in its absolute discretion.
Taxes

2.4
To pay all costs, disbursements, fees and charges, legal or otherwise, including stamp and registration fees in connection with the preparation, stamping and issue of the Tenancy and any prior, accompanying or future documents or deeds, supplementary, collateral or in any way relating to the Tenancy.
Cost of Documents

2.5	To perform and observe all the Tenant’s Obligations at his own cost and expense.		Cost of Pertormance

2.6	To pay all costs and fees, legal or otherwise, including costs as between solicitor and client in connection with the enforcement of the Tenant’s Obligations.		Cost of Enforcement

2.7	To pay, in addition to and together with all taxable sums, the Goods And Services Tax (“GST”} at the prevailing rate to the Landlord as collecting agent for the Authorities.		GST

2.8	(a}	Not to do or suffer to be done anything whereby any insurance for the time being effected on the Premises or the Building may be rendered void or voidable or be in any way affected.	Insurance

(b)
To pay to the Landlord on demand all sums paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord in connection with insurance rendered necessary by a breach or non-observance of sub-clause (a} above without prejudice to any other rights and remedies available to the Landlord.

2.9	Not to alter in any way the external appearance of the Premises including but not limited to the colour and type of all external parts such as doors, windows, grilles and walls.		Uniform External Appearance

2.10
Not to affix, paint or otherwise exhibit any name plate, banner, advertisement, flag-staff or any other thing except only the name of the Tenant in such places and manner as approved in writing by the Landlord.
Signages

2.11	Not to do, permit or suffer to be done any of the following without the Landlord’s prior written consent :		Modifications

(a}
installation of air-conditioning system, ventilation system, air exhaust system, fume hoods, electrical system, telecommunication equipment, plant, machinery, fixtures, fittings or other installations (“Tenant’s Installations”) in the Premises; and
Tenant’s Installations

(b)
alter, remove, add or in any way interfere or tamper with fixtures, fittings and installations including the Tenant’s Installations in the Premises, including but not limited to any existing fire alarm and extinguishing system, ventilation system, air-conditioning system, walls or floor finishes (including any tilings), pipes, wirings, equipment, power and light points and outlets.
All installations Fixtures & Fittings

2.12	(a)
Not to  install or use any electrical, mechanical or telecommunication equipment, plant, machinery, fixtures, fittings, appliance or  installations (“Equipment”) that causes heavy power surge, high frequency voltage and current, noise, vibration or any electrical or mechanical interference or disturbance whatsoever (“Interference”) which:
Power Surge & Vibration

		(a1)	may prevent or prevents in any way the service or use of any communication system of the Landlord, other lessees, tenants or occupiers; or

		(a2)	affects the operation of equipment, plant, machinery, fixtures, fittings, appliances or installations of the Landlord, other lessees, tenants or occupiers.

	(b)	To allow the Landlord or any authorised person to inspect at all reasonable times, the Equipment in the Premises to determine the source of the Interference.

(c)
To take suitable measures to eliminate or reduce the Interference to the Landlord’s satisfaction, if it is found by the Landlord or such authorised person that the Equipment is causing or contributing to the Interference.

2.13	(a)	Not to do, permit or suffer to be done anything which affects the structure or safety of the Building.		Safety of Building

	(b)	Not to do, permit or suffer to be done nor omit to do anything which may delay or prevent the issuance of the Certificate of Statutory Completion in respect of the Building.		Certificate of Statutory Completion

2.14
Subject to clauses 2.11, 2.12 and 2.13 and the Landlord’s prior written consent, to provide thermal insulation to the floor, ceiling and the walls of the Premises and heat extract systems if the Tenant’s activities results or may result in :
Thermal Insulation

	(a)	moisture condensation on the floors, ceilings or walls of adjoining premises or common parts of the Building; or

	(b)	the generation of excessive heat or heat which causes or may cause undue discomfort to the Landlord, its lessees or tenants or the occupiers of any adjoining or neighbouring premises.

2.15	Subject to clauses 2.11, 2.12 and 2.13, to maintain in good and tenantable repair and condition :			Maintenance and Repair

	(a)	the ceilings, doors, windows, glass and all the interior of the Premises including but not limited to walls, soffit, false ceiling, floor and all fixtures and fittings;

	(b)	all fire alarm and extinguishing systems, air conditioning systems, including the grill air diffusers and ductings, and ventilations systems in the Premises;

	(c)	all exit lighting, exit signs, emergency lighting and other electrical wiring, equipment and installations in the Premises;

	(d)	the pipes, sumps, grease interceptors and sanitary installations whether in the floor, ceiling, walls or any part of the Premises; and

	(e)	all party walls, floors and ceilings separating the Premises from other premises in the Building jointly with the adjoining lessees, tenants or occupiers.

2.16	If the cause of any damage to Biopolis can be traced directly or indirectly back to the Tenant’s activities :		Responsibility for Damage

	(a)	to reinstate Biopolis to the satisfaction of the Landlord as required by the Landlord in its absolute discretion and within such time as the Landlord may stipulate; and

(b)
in any event, to pay for all proceedings, costs, expenses, claims, losses, damages, penalties and liabilities arising out of the above including but not limited to administrative charges imposed by the Landlord and the full cost of repairs.

2.17
To permit the Landlord, its employees, agents and all persons authorised by it or them, with or without any necessary materials and appliances, at reasonable times during the day or night, to enter upon the Premises to :
Landlord’s Right of Inspection and Repair

	(a)	view or examine the state and condition of the Premises or the Building including but not limited to all windows, doors, pipes, ducts, drains, shafts, cables and wires;

(b)
execute any repairs or works to or in connection with the Building or the Premises which it or they may think fit, including but not limited to installation or replacement of windows, doors, pipes, ducts, drains, shafts, cables, wires and other apparatus, installation or equipment;

	(c)	verify, by photographs or other means, that the Tenant’s Obligations are observed and performed;

	(d)	carry out Refurbishment Works referred to in clause 4.5; and

	(e)	take inventories of equipment, plant, machinery, fixtures, fittings, appliances, installations, goods, materials and articles,

	AND if so required by the Landlord, to remove any equipment, plant, machinery, installation, fixtures, fittings, appliances, partitions, goods, materials and articles to facilitate the above.				Removal of Installations

PROVIDED THAT in a situation which in the Landlord’s opinion is an emergency or exigency, the Landlord shall have the full right and liberty to enter the Premises immediately, with or without the Tenant’s consent, to take such action as the Landlord in its absolute discretion deems fit.
Emergency

2.18	To cease activities to such extent and during such hours as the Landlord may specify by written notice to the Tenant for any maintenance or repair work to be executed by the Landlord.				Cease Activities for Repairs

2.19	(a)	Not to demise, assign, charge, create a trust or agency, mortgage, let, sublet, grant a licence or part with or share the possession or occupation of the Premises in whole or in part.			No Assignment, Subletting

(b)
Subject to sub-clause (a) above, if the Tenant is a sole-proprietor or comprises of partners carrying on business under a business name registered under the Business Registration Act, not to effect any change in the constitution or membership of the sole-proprietorship or partnership without the Landlord’s prior written consent.
Sole-proprietor/ Partners

2.20	Not to place, permit or suffer to be placed any object, article or thing in or obstruct the accesses, stairways, passageways, pipes, drains, and other common parts of Biopolis.				Obstructions

2.21
To make good and sufficient provision for and to ensure the safe and efficient disposal of all waste, including but not limited to pollutants and refuse, to the requirements and satisfaction of the Landlord.
Disposal of Waste

2.22	(a)	At the termination of the Term, by expiry or otherwise :			Yield Up at Termination

		(a1)	to yield up the Premises to the Landlord in good and tenantable repair and condition;

		(a2)	(a2.1)	to remove all tenant’s fixtures and fittings;

			(a2.2)	to reinstate the Premises; and

			(a2.3)	if so required by the Landlord, to redecorate including painting the interior of the Premises,

to the satisfaction of the Landlord,

and in accordance with the Tenant’s Obligations.

(b)
To permit intending tenants and others, authorised by the Landlord or its agents, at reasonable times and by prior appointment with the Tenant, to enter and view the Premises during the three calendar months immediately preceding the determination of the Term.
Permit Viewing

2.23	To observe and comply with and ensure observance and compliance with all rules, notices, regulations and stipulations which may, from time to time, be made by the Landlord in respect of Biopolis.			Compliance with Landlord’s Rules & Regulations

2.24	(a)	To comply with the Law and all directions and requirements of the Authorities :		Compliance with Laws

		(a1)	relating to Biopolis (where applicable);

		(a2)	relating to the use, occupation or otherwise of the Premises; or

		(a3)	in respect of the observance or performance of the Tenant’s Obligations,

whether to be complied with by the Landlord or the Tenant and notwithstanding any consent which the Landlord may grant under any clause in the Tenancy or otherwise.

	(b)	To immediately inform the Landlord in writing of any notice received in relation to sub-clause (a) above.

2.25
To perform and observe the express and implied covenants on the Landlord’s part in the head lease made between the President of the Republic of Singapore and the Landlord so far as they are not varied herein.
Head Lease

2.26
Not to place, permit or suffer to be placed any object, article or thing by any window or balcony or any part of the Premises in a manner which in the Landlord’s opinion may cause or is likely to cause any damage or injury to any property or person.
Hazardous Placement of Objects

2.27	Not to do, permit or suffer to be done upon the Premises anything which in the opinion of the Landlord may be or become:			Nuisance

	(a)	a nuisance, annoyance or cause damage or inconvenience to; or

	(b)	an interference with the business or quiet or comfort of the Landlord, its tenants or lessees or the occupiers of any adjoining or neighbouring premises.

2.28	To comply with all restrictive covenants relating to the Premises as if they are also restrictive covenants relating to the Building or Biopolis, where the context so admits.			Application of Restrictive Covenants

2.29	To be responsible :			Indemnity

	(a)	for all loss, injury or damage whatsoever to any person or to the Building or Biopolis, and any moveable or immovable property, arising directly or indirectly out of or in connection with :

		(a1)	the occupation or use of the Premises; or

		(a2)	any act or omission (whether with or without the Landlord’s consent), neglect or default of the Tenant, the Tenant’s employees, agents, authorised persons or visitors; and

(b)
in respect of any act, matter or thing done, omitted to be done, permitted or suffered to be done, in contravention of the Tenant’s Obligations, AND to fully indemnify and keep indemnified the Landlord against all proceedings, costs, expenses, claims, losses, damage, penalties and liabilities arising out of the above.

2.30
The Landlord shall not be liable to the Tenant for any loss or damage, howsoever caused, to the Tenant’s plant and machinery, fixtures and fittings, structures, installations, chattels, things and goods (“chattels”). The Tenant shall therefore insure the chattels against loss or damage.
Tenant’s Insurance

2.31	(a)
The Tenant shall allow the District Cooling System (“DCS”) service provider, its agents, contractors and sub-contractors and their workmen a right to enter and work upon the Premises free of charge for the purpose of connecting, installing, inspecting, maintaining and refurbishing any chilled water pipes, pumps, valves, valve chambers, heat exchanger, pumps, meeting station, control system and other fittings in relation to DCS, where applicable.
District Cooling System

	(b)	The Tenant shall not move, disconnect, tamper with or in any way cause damage to any of the DCS equipment or fittings.

3	The Landlord covenants with the Tenant as follows :			Landlord’s Covenants

3.1
Subject to the Tenant performing and observing all the Tenant’s Obligations, the Tenant may peaceably and quietly hold and enjoy the Premises without any unlawful interruption or disturbance from or by the Landlord.
Quiet Enjoyment

3.2	(a)
To keep the exterior and roof of the Building and the lifts, entrances, passageways, staircases, common toilets and other conveniences intended for the use of the Tenant in repair and in sanitary and clean condition.
General Services

	(b)	To keep the stairs and passageways leading to the Premises and the lifts and toilets sufficiently lit.

3.3
To pay property tax payable in respect of the Premises PROVIDED THAT if the rate of such property tax shall be increased whether by way of an increase in the annual value or an increase in the rate percent, then the Tenant shall pay such increase as provided under Clause 2.3.
Property Tax

3.4
To keep the Building insured against loss or damage by fire and in the event of such loss or damage (unless resulting from some act or default of the Tenant, the Tenant’s employees, agents, authorised persons or visitors) to rebuild and reinstate the damaged part of the Building PROVIDED THAT such insurance shall not include the contents in the Building nor loss due to the Premises being rendered out of commission.
Insurance of Building

4	The Landlord and Tenant agree to the following :

4.1	The Landlord is entitled to forfeit the Tenancy by entering the Premises or any part thereof, if :		Forleiture of Tenancy

(a)
the Rent, Service Charge, Air-Conditioning Charge or any other sums due under or by virtue of the Tenancy, or any part thereof is unpaid for fourteen (14) days after becoming payable (whether the same is formally demanded or not);

	(b)	the Tenant is in breach of any of the Tenant’s Obligations;

	(c)	any writ of seizure and sale or its equivalent made in respect of the Premises is enforced by sale or by entry into possession;

	(d)	the Tenant enters into liquidation, whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation);

	(e)	a bankruptcy petition is filed or a bankruptcy order is made against the Tenant;

	(f)	the Tenant makes an assignment for the benefit of the Tenant’s creditors;

	(g)	the Tenant enters into any arrangement with its creditors by composition or otherwise; or

	(h)	the Tenant suffers any distress, attachment or execution on or against the Tenant’s goods,

PROVIDED THAT the above is without prejudice to the Landlord’s other rights and remedies in respect of any breach of the Tenant’s Obligations.

4.2	Any written notice shall be sufficiently served if effected :		Service of Notices

	(a)	on the Landlord by registered post to its business address;

	(b)	on the Tenant by registered or ordinary post to or by leaving or affixing it at the business address or the Premises NOTWITHSTANDING THAT it is returned by the post office undelivered;

(c)
by facsimile to the party to be served and the service shall be deemed to be made on the day of transmission if transmitted before 4 p.m. on a working day or 12 noon on a Saturday, but otherwise on the following working day; or

	(d)	on the Solicitor for the party in the manner provided in this clause.

4.3	Any process, by writ, summons or otherwise, shall be sufficiently served if effected on :			Service of Process

	(a)	the Landlord by registered post to its business address;

	(b)	the Tenant by registered post to or by leaving or affixing it at the business address or the Premises NOTWITHSTANDING THAT it is returned by the post office undelivered; or

	(c)	the Solicitor for the party in the manner provided in this clause.

4.4	The business address for the purposes of clauses 4.2 and 4.3 shall be:			Business Address

	(a)	the business address of the Solicitor (if any) who is acting for the party in the matter or proceedings in connection with which the service of the notice or process in question is to be effected;

(b)
if the Tenant is a sole-proprietor or comprises of partners carrying or formerly carrying on business under a business name registered under the Business Registration Act, the principal or last known place of business; or

	(c)	in the case of a body corporate, the registered or principal office of the body.

4.5	(a)	The Tenant accepts the Premises with full knowledge that refurbishment and upgrading works are being or may be carried out in Biopolis (“Refurbishment Works”).		Refurbishment Works

(b)
The Tenant shall remove, relocate or modify, temporarily or permanently, every installation, fixture, fitting, device, equipment and article existing outside the Premises as the Landlord may specify for the purpose of :

		(b1)	permitting the Landlord, its employees, agents or authorised persons to properly carry out the Refurbishment Works; or

		(b2)	improving the appearance or aesthetics of the Building.

4.6	Wherever it is provided in the Tenancy that the Tenant shall not do an act or thing without the Landlord’s prior written consent, the Landlord may in its absolute discretion :			Consents

	(a)	refuse to grant consent without giving any reason, and without refunding any administrative fee paid; or

(b)
if it grants consent, in addition to the terms and conditions expressly provided (if any) in the relevant clause, impose terms and conditions including but not limited to any payment of monies, fees or deposit to the Landlord, and the restrictions in Section 17 of the Conveyancing and Law of Property Act shall not apply.

4.7	(a)	In the event of any breach of any of the Tenant’s Obligations, the Landlord, in addition to its rights of forfeiture and any other rights and remedies, shall have absolute discretion to :		Landlord’s Self-Help

		(a1)	repair, rectify or make good anything done or omitted to be done by the Tenant or perform any act which the Tenant is to perform under the Tenancy;

(a2)
demolish, remove, relocate or modify and confiscate any equipment, plant, machinery, fixtures, fittings, appliances, installations, obstructions, partitions, goods materials, articles or structures including but not limited to grilles, doors, gates, or tilings erected, constructed or substituted by the Tenant in the Premises or at the stairways, passageways or other common parts of the Building;

		(a3)	reinstate the Landlord’s fixtures or fittings with such materials as the Landlord may elect; or

		(a4)	carry out such other remedial measures as the Landlord thinks necessary.

Nothing in this clause shall be deemed to place on the Landlord an obligation to exercise the above rights.

(b)
For the purpose of enabling the Landlord to exercise the above rights, the Tenant shall grant to the Landlord, its employees, agents and all persons authorised by it or them the right of entry with or without materials and appliances at any time.

	(c)	The Tenant shall pay to the Landlord :

(c1)
the costs of all such works and materials used by the Landlord together with an administrative charge (which shall be no less than the equivalent of 10% of the said costs) and any other charge prescribed by the Landlord; and

(c2)
if the Tenant yields up the Premises at the termination of the Term, by expiry or otherwise without reinstating it to the standard required under the Tenancy, the sum equivalent to the Rent, Service Charge, Air-Conditioning Charge, tax or other sums which the Landlord would have been entitled to receive from the Tenant had the period within which such reinstatement works are effected by the Landlord been added to the Term, and the same shall be recoverable from the Tenant as a debt.

4.8	The following shall not prejudice nor waive the Landlord’s rights or remedies in respect of any breach of the Tenant’s Obligations :			Non-Waiver

	(a)	any failure or omission of the Landlord to exercise any of its rights as Landlord under the Tenancy or Law;

	(b)	any receipt or acceptance of any Rent, Service Charge, Air-Conditioning Charge or other sums by the Landlord; or

	(c)	any waiver, expressed or implied by the Landlord of any other breach of the same or any other Tenant’s Obligations,

PROVIDED THAT the Landlord shall be under no obligation to enforce or impose any covenants, conditions or terms against any lessees or tenants of any premises comprised in Biopolis.

4.9	If the Landlord undertakes any work under the Tenancy or otherwise affecting the Premises, the Landlord may reinstate the Premises :			Landlord’s Works

	(a)	to the original state the Premises was in at the Commencement Date so far as possible; or

	(b)	if it deems fit, with such materials and finishing as the Landlord may elect.

The Tenant shall bear all the costs and expenses for the reinstatement work. If the Landlord deems in its absolute discretion that such costs and expenses are to be borne by more than one person, the Landlord’s apportionment shall be binding and conclusive and the Tenant agrees to pay his share as determined by the Landlord.

4.10	The Landlord shall not be liable to the Tenant or his employees, agents, authorised persons or visitors, or his or their property in respect of any :			Exemption of liability

	(a)	interruption in the services provided by the Landlord by reason of any :

		(a1)	repair, maintenance, damage or Refurbishment Works; or

		(a2)	mechanical or other defect or breakdown including but not limited to breakdown in electricity, gas, water and de-ionised water supply, pumps, air-conditioning, DCS supply and lifts;

	(b)	act, omission, default, misconduct or negligence of the Landlord, its employees, agents and all persons authorised by it or them in connection with :

		(b1)	the performance or purported performance of any service which the Landlord provides;

		(b2)	the carrying out or purported carrying out of the Refurbishment Works;

		(b3)	the exercise or purported exercise of the Landlord’s rights under clause 2.17 or 4.9 or self-help under clause 4.7; or

		(b4)	any accident, injury, loss or damage to the Tenant or his employees, agents, authorised persons or visitors, or his or their property;

(c)
loss, damage, injury, liability, claim, penalty, proceedings, cost, expense, or inconvenience that may be suffered by the Tenant or his employees, agents, authorised persons or visitors, or his or their property resulting from or in connection with:

		(c1)	any breakage of or defect in any pipes, wires or other apparatus of the Landlord used in or about the Building;

		(c2)	any subsidence or cracking of the ground floor slabs, production floor slabs or apron slabs of the Premises or the Building; or

		(c3)	any defect, inherent or otherwise in the Premises or the Building.

4.10A	(a)
The Landlord shall not be liable to the Tenant or his employees, agents, authorised persons or visitors, or any other party for any loss, damage, cost or expense of any kind whatsoever and howsoever caused, whether arising under contract, tort (including without limitation negligence) or otherwise, with respect to:
Service Provider

		(a1)	any products, services or information supplied or provided by any service provider or its employees, agents, servants or independent contractors (collectively “Service Provider”);

		(a2)	any act or omission, negligence, wilful default, misconduct or fraud of the Service Provider; and

		(a3)	any interruption, error, failure or delay in the services provided by the Service Provider.

(b)
Without prejudice to sub-clause (a) above, the Landlord makes no representation or warranty, whether express or implied, as to the accuracy, timeliness, completeness, efficiency, suitability, merchantability, fitness for any particular purpose, satisfactory quality or compliance with description of any products, services or information provided by any Service Provider. Under no circumstance shall it be construed that the Landlord endorses, sponsors, certifies or is involved in the provision of such services, products or information and the Landlord shall not be liable in any way for any products obtained and/or purchased from or services rendered by any such Service Provider. The Tenant shall at all times rely on its own judgement and conduct its own investigations on and assessment of the Service Provider before making any decision to appoint or engage the Service Provider. The Tenant hereby warrants that no reliance has been placed by the Tenant on any statements or representations of the Landlord, in making the decision to appoint or engage the Service Provider.

4.11	For the purpose of the Distress Act, the Service Charge and Air-Conditioning Charge shall be deemed to be rent recoverable in the manner provided in the said Act.	Distress Act

4.12
If at any time any provision or any part of a provision of the Tenancy is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions or parts of the provision (to the extent that they are severable from such illegal, invalid or unenforceable provisions or part of the provision) shall in no way be affected or impaired thereby.
Severability

4.13	A person who is not a party to the Tenancy shall have no right under the Contracts (Rights of Third Parties) Act to enforce any of the covenants, terms or conditions of the Tenancy.	Third Party Rights

4.14
The Tenancy shall be interpreted in accordance with the laws of Singapore and any legal proceedings, actions or claims arising from or in connection with the Tenancy shall be commenced in and heard before the courts of Singapore and the Tenant agrees to submit itself to the jurisdiction of the courts of Singapore.
Governing Jurisdiction and law

13 January 2011

Biomedical Department
Biomedical & Chemicals Cluster
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434

Attn: ZHI RONG BENJAMIN TAN

Dear Sirs,

RENEWAL OF TENANCY FOR PTE LOT A1857102 AT 60 BIOPOLIS STREET     #01-03 SINGAPORE 138672

1
We refer to your letter of Offer and the e-Statement letter, both dated 6 January 2011 for the tenancy and hereby confirm acceptance of the covenants, terms and conditions of the Offer and e-Statement letter.

2
We are currently on GIRO and hereby authorize JTC Corporation to deduct  the initial rent and service charge of S$3,713.02 for the period 12 January to 28 February 2011 and thereafter monthly rent and service charge deduction of S$2,446.53 (inclusive of GST).

3	We also enclose herewith a cheque for S110.00 for the purpose of stamp duty.

4
We understand and agree that we will only be able to view our Statement of Accounts (SA) in Krypton and confirm that the following email address(es) are the authorized recipients to receive the email notification to view our SA or eStatement in Krypton.

Email address 1:

for and on behalf of:	in the presence of:
ES CELL INTERNATIONAL PTE LTD

/s/ Bruce Paul Davidson	/s/ Suzan Lourdasamy
Bruce Paul Davidson	Name of witness: Suzan Lourdasamy
General Manager & CSO	NRIC No: S6942897E